Exhibit 99.1

Oncoceutics, Inc.
Index
Page
Independent Auditor's Report	2
Financial Statements
Balance Sheets	3
Statements of Operations	4
Statements of Changes in Stockholders' Equity	5
Statements of Cash Flows	6
Notes to Financial Statements	7

Independent Auditor's Report

To the Board of Directors

Oncoceutics, Inc.

We have audited the accompanying financial statements of Oncoceutics, Inc., which comprise the balance sheets as of December 31, 2020 and 2019, and the related statements of operations, changes in stockholders' equity and cash flows for the years then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Oncoceutics, Inc. as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Hartford, Connecticut

April 1, 2021

Oncoceutics, Inc.

Balance Sheets

December 31, 2020 and 2019

	2020	2019
Assets
Current assets
Cash and cash equivalents	$5,496,162	$1,766,430
Marketable securities	-	9,807,753
Grant and other receivables	140,166	802,835
Tax credits receivable	185,809	168,000
Prepaid expenses and other assets	43,337	7,057
Total current assets	5,865,474	12,552,075
Property and equipment, net	14,541	10,969
Deposits	11,039	7,424
Total	$5,891,054	$12,570,468
Liabilities and Stockholders' Equity
Current liabilities
Accrued liabilities	$2,046,777	$1,226,515
Deferred revenue	413,294	-
Total current liabilities	2,460,071	1,226,515
Simple Agreement for Future Equity notes	2,504,332	2,504,332
Total	4,964,403	3,730,847
Commitments and contingencies
Stockholders' equity
Series A-3 Preferred Stock, $0.001 par value, 938,456 shares authorized, issued and outstanding, liquidation value of $10,000,000	938	938
Series A-2 Preferred Stock, $0.001 par value, 750,179 shares authorized, issued and outstanding, liquidation value of $4,023,435	750	750
Series A-1 Preferred Stock, $0.001 par value, 1,137,772 shares authorized, issued and outstanding, liquidation value of $4,867,468	1,138	1,138
Series Seed Preferred Stock, $0.001 par value, 2,795,161 shares authorized, issued and outstanding, liquidation value of $2,530,000	2,795	2,795
Common Stock, $0.001 par value, 18,000,000 shares authorized, 7,638,710 and 7,631,086 shares issued and outstanding, respectively	7,639	7,631
Additional paid-in capital	23,826,234	23,284,668
Accumulated deficit	(22,912,843)	(14,458,299)
Total stockholders' equity	926,651	8,839,621
Total liabilities and stockholders' equity	$5,891,054	$12,570,468

See Notes to Financial Statements.

Oncoceutics, Inc.

Statements of Operations

Years Ended December 31, 2020 and 2019

	2020	2019
Revenue
Grant revenue	$2,325,560	$2,714,101
Licensing revenue	549,387	2,500,000
Total revenue	2,874,947	5,214,101
Operating expenses
Research and development	7,622,438	6,727,723
General and administrative	4,253,900	2,421,821
Total operating expenses	11,876,338	9,149,544
Loss from operations	(9,001,391)	(3,935,443)
Other income
Tax credits	145,717	56,641
Forgiveness of debt	265,000	-
Interest income, net	136,130	195,640
Total other income	546,847	252,281
Net loss	$(8,454,544)	$(3,683,162)

See Notes to Financial Statements.

Oncoceutics, Inc.

Statements of Changes in Stockholders' Equity

Years Ended December 31, 2020 and 2019

											Additional
	Series A-3 Preferred		Series A-2 Preferred		Series A-1 Preferred		Series Seed Preferred		Common		paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	capital	deficit	Total
Balance, January 1, 2019	-	$-	750,179	$750	1,137,772	$1,138	2,795,161	$2,795	7,631,086	$7,631	$12,791,339	$(10,775,137)	$2,028,516
Issuance of Preferred Stock, net of issuance cost of $23,953	938,456	938	-	-	-	-	-	-	-	-	9,975,109	-	9,976,047
Stock-based compensation	-	-	-	-	-	-	-	-	-	-	518,220	-	518,220
Net loss	-	-	-	-	-	-	-	-	-	-	-	(3,683,162)	(3,683,162)
Balance, December 31, 2019	938,456	938	750,179	750	1,137,772	1,138	2,795,161	2,795	7,631,086	7,631	23,284,668	(14,458,299)	8,839,621
Exercise of stock options	-	-	-	-	-	-	-	-	7,624	8	21,973	-	21,981
Stock-based compensation	-	-	-	-	-	-	-	-	-	-	519,593	-	519,593
Net loss	-	-	-	-	-	-	-	-	-	-	-	(8,454,544)	(8,454,544)
Balance, December 31, 2020	938,456	$938	750,179	$750	1,137,772	$1,138	2,795,161	$2,795	7,638,710	$7,639	$23,826,234	$(22,912,843)	$926,651

See Notes to Financial Statements.

Oncoceutics, Inc.

Statements of Cash Flows

Years Ended December 31, 2020 and 2019

	2020	2019
Cash flows from operating activities
Net loss	$(8,454,544)	$(3,683,162)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	6,260	4,704
Stock-based compensation	519,593	518,220
Gain on sales of marketable securities	(8,146)	-
Forgiveness of debt	(265,000)	-
Changes in operating assets and liabilities
Grant and other receivables	662,669	(249,001)
Tax credits receivable	(17,809)	(44,248)
Prepaid expenses and other assets	(39,895)	(5,664)
Accrued liabilities	820,262	125,766
Deferred revenue	413,294	(179,987)
Net cash used in operating activities	(6,363,316)	(3,513,372)
Cash flows from investing activities
Purchases of marketable securities	(1,029,134)	(9,807,753)
Sale of marketable securities	10,845,033	-
Purchases of property and equipment	(9,832)	(11,125)
Net cash provided by (used in) investing activities	9,806,067	(9,818,878)
Cash flows from financing activities
Proceeds from note payable	265,000	-
Proceeds from exercise of stock options	21,981	-
Proceeds from issuance of Preferred Stock, net of issuance cost of $23,953	-	9,976,047
Proceeds from Simple Agreement for Future Equity notes	-	2,504,332
Net cash provided by financing activities	286,981	12,480,379
Net change in cash	3,729,732	(851,871)
Cash and cash equivalents, beginning	1,766,430	2,618,301
Cash and cash equivalents, end	$5,496,162	$1,766,430

See Notes to Financial Statements.

Oncoceutics, Inc.

Notes to Financial Statements

December 31, 2020 and 2019

Note 1 - Nature of operations

Oncoceutics, Inc. (the "Company"), a Delaware corporation, is developing a novel class of safe and effective cancer therapies called imipridones. Imipridones have a unique three-ring core structure and have been shown to selectively target G protein-coupled receptors (GPCRs). The Company has established a robust intellectual property position around its imipridone platform, including several issued patents.

The lead compound to emerge from this program is ONC201, an orally active small molecule dopamine receptor D2 (DRD2) antagonist. ONC201 is being evaluated in 8 ongoing clinical trials at leading US cancer centers that have enrolled more than 450 patients as of December 31, 2020. ONC201 has shown efficacy and safety as a single agent in several oncology indications, including brain tumors, endometrial cancer and neuroendocrine tumors. The most advanced indication for ONC201 are gliomas that harbor the H3 K27M mutation that can be identified by immunohisto-chemistry or gene sequencing. The Company is pursuing an NDA-directed program in this rare disease indication based on clinical findings that include radiographic improvements as well as other clinical benefits for patients with H3 K27M-mutant glioma.

On January 7, 2021, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with Chimerix, Inc., a Delaware corporation ("Chimerix"). Concurrently with the execution of the Merger Agreement, the Company merged (the "Merger") with and into Ocean Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Chimerix ("Merger Sub") whereupon the separate corporate existence of Merger Sub ceased with the Company continuing as the surviving corporation of the merger as a wholly-owned subsidiary of Chimerix. Refer to Note 15.

Note 2 - Summary of significant accounting policies

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America ("US GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents. The Company maintains its cash and cash equivalents with high-credit quality financial institutions. At times, such amounts may exceed federally insured limits. As of December 31, 2020 and 2019, cash and cash equivalent balances in excess of federally insured limits were approximately $5,206,000 and $1,516,000, respectively.

Marketable securities

Marketable securities consist of U.S. Treasury securities and are stated at fair value. Realized and unrealized gains and losses are recorded in operations. Interest income is recorded as earned.

Oncoceutics, Inc.

Notes to Financial Statements

December 31, 2020 and 2019

Fair value measurements

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. US GAAP has a fair value hierarchy that prioritizes the use of inputs used in valuation methodologies for financial assets and liabilities into the following three levels:

Level 1:	Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2:	Significant observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; or other inputs that are observable or can be derived from or corroborated by observable market data by correlation or other means.

Level 3:	Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

Assets recorded at fair value include cash equivalents and marketable securities. As of December 31, 2019, the Company's marketable securities are valued based on Level 2 inputs. In 2019, the Company entered into Simple Agreement for Future Equity ("SAFE") Notes. The SAFE notes are recorded as liabilities and are stated at fair value based on a Level 3 input.

Grant revenue and receivable

Grant revenue under cost-plus-fixed-fee grants from the federal government is recognized as allowable costs are incurred and fees are earned. Grant receivable is stated at the outstanding balance, less an allowance for doubtful accounts if necessary. No allowance for doubtful accounts was deemed necessary as of December 31, 2020 and 2019. The Company believes that it has complied with all contractual requirements of the grants through the date of the financial statements.

Revenue from customer contracts

The Company recognizes revenue from customer contracts under Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers ("ASC 606"). Revenue is generated through license, development and commercialization agreements with pharmaceutical partners. The terms of these agreements may contain multiple goods and services which include (i) licenses, (ii) research and development activities, and (iii) participation in joint research and development steering committees. The terms of these agreements may include nonrefundable upfront license or option fees, payments for research and development activities, payments upon the achievement of certain milestones, and royalty payments based on product sales derived from the collaboration. Under ASC 606, the Company evaluates whether the license agreement, research and development services, and participation in research and development steering committees, represent separate or combined performance obligations. For contracts with multiple performance obligations, consideration is allocated to the performance obligations based on their relative values and recognized upon satisfaction of the performance obligations. In contracts where the Company is licensing its technology without future performance obligations, the Company recognizes revenue at a point in time when the technology is made available to the customer.

Contracts typically include contingent milestone payments related to specified preclinical and clinical development milestones and regulatory milestones. These milestone payments represent variable consideration to be included within the transaction price using the most likely amount method. To date, the Company has determined that the most likely amount to be recognized for milestone payments was zero, against which no constraint was applied. The Company will continue to assess the probability of significant reversals for any amounts that become likely to be realized prior to recognizing the variable consideration associated with these payments within the transaction price.

Oncoceutics, Inc.

Notes to Financial Statements

December 31, 2020 and 2019

Property and equipment

Property and equipment, including leasehold improvements, are carried at cost less accumulated depreciation and amortization. Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the assets, ranging from three to five years.

Stock-based compensation

The Company measures the cost of stock-based awards based on the grant date fair value of the award. That cost is recognized as compensation expense over the period during which an employee is required to provide services in exchange for the award.

Impairment of long-lived and intangible assets

The Company evaluates the recoverability of its long-lived assets whenever events or circumstances indicate that the carrying amount of these assets may not be recoverable. Recoverability of an asset or asset group is measured by comparison of its carrying amount to the expected future undiscounted cash flows that the asset or asset group is expected to generate. If that review indicates that the carrying amount of the long-lived asset or asset group is not recoverable, an impairment loss is recorded in the amount by which the carrying amount of the asset or asset group exceeds its fair value. There were no impairment indicators in 2020 and 2019.

Research and development costs

Research and development expenses consist of costs to develop the Company's technology. Research and development costs are expensed as incurred.

Income taxes

Deferred income tax assets and liabilities are recognized for the expected future tax consequences attributed to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and net operating loss carryforwards. Deferred tax assets and liabilities are measured using the enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to reverse. Deferred income taxes result primarily from temporary differences between the recognition of depreciation and certain other expenses for both financial statement and income tax reporting purposes as well as net operating loss carryforwards. Valuation allowances are recorded to reduce deferred income tax assets when it is more likely than not that a tax benefit will not be realized.

The Company has no unrecognized tax benefits at December 31, 2020 and 2019 and all its income tax returns prior to 2017 are subject to audit by the applicable taxing authorities. The Company will recognize any interest and penalties associated with tax matters as part of income tax expense.

Subsequent events

The Company has evaluated subsequent events through April 1, 2021, which is the date the financial statements were available to be issued.

Oncoceutics, Inc.

Notes to Financial Statements

December 31, 2020 and 2019

Note 3 - Property and equipment

Property and equipment, net consist of the following as of December 31, 2020 and 2019:

	2020	2019
Furniture and equipment	$23,959	$14,127
Website	10,250	10,250
	34,209	24,377
Less accumulated depreciation	(19,668)	(13,408)
Total	$14,541	$10,969

Depreciation expense was $6,260 and $4,704 for the years ended December 31, 2020 and 2019, respectively.

Note 4 - Stockholders' equity

The Company's Certificate of Incorporation, as amended on January 29, 2019, provides that the Company's stock shall consist of 18,000,000 shares of Common Stock, $0.001 par value (the "Common Stock") and 5,621,568 shares of Preferred Stock, $0.001 par value (the "Preferred Stock"). The Company has four classes of Preferred Stock: 2,795,161 shares designated as Series Seed Preferred Stock ("Series Seed"), 1,137,772 shares designated as Series A-1 Preferred Stock ("Series A-1"), 750,179 shares designated as Series A-2 Preferred Stock ("Series A-2") and 938,456 shares designated as Series A-3 Preferred Stock ("Series A-3"). The Series A-1, Series A-2 and Series A-3 rank equally and are pari passu in all respects.

The following describes the provisions of the Company's Preferred Stock.

Voting rights

Each holder of Preferred Stock is entitled to cast the number of votes equal to the number of whole Common Stock shares into which the Preferred Stock held are convertible. The holders of the Preferred Stock vote together with the holders of the Common Stock as a single class.

Dividends

The Preferred Stock is entitled to dividends on an as converted basis only if dividends are declared on the Common Stock.

Oncoceutics, Inc.

Notes to Financial Statements

December 31, 2020 and 2019

Conversion

Each share of Preferred Stock is convertible into Common Stock at any time, at the option of the holder. The initial conversion rate for the Series Seed is equal to the Series Seed Original Issue Price ($0.9431) divided by the Series Seed Conversion Price (initially $0.9431 per share). The initial conversion rate for the Series A-1 is equal to the Series A-1 Original Issue Price ($4.27807 per share) divided by the Series A-1 Conversion Price (initially $4.27807 per share). The initial conversion rate for the Series A-2 is equal to the Series A-2 Original Issue Price ($5.3633 per share) divided by the Series A-2 Conversion Price (initially $5.3633 per share). The initial conversion rate for the Series A-3 is equal to the Series A-3 Original Issue Price ($10.6558 per share) divided by the Series A-3 Conversion Price (initially $10.6558 per share). The conversion price will be adjusted in the event of future stock splits, dividends and sale of common stock. The shares automatically convert in the event of a public offering or the occurrence of an event specified by vote or written consent of the majority of the Company's stockholders on an as converted basis.

Liquidation

Upon liquidation, dissolution, or deemed liquidation event, holders of the Preferred Stock are entitled to receive, ratably, an amount per share equal to the applicable original issue price plus any declared and unpaid dividends. Any remaining assets would then be allocated to the holders of Common Stock on a pro rata basis.

Redemption

The Preferred Stock is not redeemable.

Note 5 - Stock-based compensation

The Company's 2012 Equity Compensation Plan (the "Plan") provides for grants of nonqualified stock options, stock awards, stock units, stock appreciation rights and other equity-based awards to key employees, officers, directors, consultants and advisors. The Company reserved 5,085,342 shares of Common Stock for issuance under the Plan.

The Company records compensation cost on a straight-line basis over the requisite service period of the award based on the fair value of the stock options issued on the measurement date. The Company determined the fair value of the stock options granted in 2020 and 2019 on the date of grant using the Black-Scholes option valuation model with the following weighted-average assumptions:

	2020	2019
Risk-free interest rate	0.90%	1.50%
Expected option term	7 years	7 years
Expected volatility	1%	60%
Dividend yield	0%	0%

The risk-free interest rate assumption was based upon observed interest rates appropriate for the expected term of the stock options. The expected volatility was calculated based on comparable public companies. The expected term is based on the average of the vesting period and the option term.

Oncoceutics, Inc.

Notes to Financial Statements

December 31, 2020 and 2019

The following is a rollforward of the stock option activity in 2020 and 2019:

			Weighted-average
			remaining
	Number of	Weighted-average	contractual term
	Options	exercise price	(years)
Outstanding - December 31, 2018	1,618,500	$1.75
Granted	793,500	4.18
Exercised	-	-
Forfeited/cancelled	(13,000)	2.25
Outstanding - December 31, 2019	2,399,000	1.96
Granted	65,000	3.69
Exercised	(7,624)	2.88
Forfeited/cancelled	(691,676)	1.86
Outstanding - December 31, 2020	1,764,700	$2.06	5.88
Exercisable - December 31, 2020	1,470,493	$1.65	5.32
Expected to vest - December 31, 2020	294,207	$4.11	8.7

The Company recorded $519,593 and $518,220 in compensation expense related to stock options for the years ended December 31, 2020 and 2019, respectively. As of December 31, 2020, there was $808,024 of unamortized compensation cost related to unvested stock options which is expected to be recognized through 2023.

Note 6 - Simple Agreement for Future Equity Notes

In 2019, the Company issued Simple Agreement for Future Equity ("SAFE") Notes in the amount of approximately $2,504,000. The SAFE Notes have no maturity dates and bear no interest. The holders of the SAFE Notes have the right to convert automatically into shares of SAFE Preferred Stock of the Company, at 15% discount of the face amount of the SAFE Notes, in the event of an Equity Financing, as defined. In the event of a Deemed Liquidation Event, Initial Public Offering or Dissolution Event, the SAFE notes are automatically convertible into the number of shares of Series A-3 equal to the Series A-3 Original Issue Price ($10.6558 per share) divided by the Series A-3 Conversion Price (initially $10.6558 per share). In connection with the Merger on January 7, 2021, (see Note X), the holders of the SAFE Notes automatically converted into 234,989 shares of Series A-3 and received their full liquidation preference of $2,504,000. As of December 31, 2020, management has concluded that the fair value of the SAFE Notes equals the liquidation preference.

Note 7 - Operating leases

The Company has month-to-month operating lease commitments for office space. Rent expense for the years ended December 31, 2020 and 2019 was $81,008 and $127,546, respectively.

Oncoceutics, Inc.

Notes to Financial Statements

December 31, 2020 and 2019

Note 8 - Income taxes

As of December 31, 2020, the Company has net operating loss carryforwards of approximately $20,120,000 for federal and state income tax purposes, resulting in deferred income tax assets of approximately $4,225,000. The Company has recorded a full valuation allowance related to its deferred income tax assets as it is more likely than not that the Company will not realize the benefits from these assets. The federal net operating losses begin to expire in 2029. Net operating losses accumulated in 2018 through 2020 of approximately $13,535,000 have no expiration date. The use of the net operating loss carryforwards may be limited in years subsequent to the transaction described in Note 17.

For the years ended December 31, 2020 and 2019, the Company recorded $185,809 and $168,000, respectively, for expected research and development credits, which are recorded as tax credits receivable in the accompanying balance sheets. Of these credits, approximately $19,000 and $91,000 relate to refundable State of Pennsylvania research and development credits in 2020 and 2019, respectively, and $23,000 relate to refundable State of Connecticut research and development credits in 2020. The balance relates to federal research and development credits that are expected to be realized through the reduction of future federal employer payroll taxes.

Note 9 - Related party transactions

In the ordinary course of business, the Company has transactions with its officers, directors, stockholders, and their affiliates.

For the years ended December 31, 2020 and 2019, the Company incurred approximately $1,044,000 and $1,216,000, respectively, for contract research services provided by two of its stockholders. At December 31, 2020 and 2019, the Company owed $39,806 and $21,917, respectively, to related parties.

In 2020, the Company recognized $549,387 of revenue related to certain drug substance and drug products sold to Ohara Pharmaceuticals Co., Ltd. ("Ohara") in connection with the licensing agreement described in Note 11. Ohara holds shares of the Company's Series A-3.

Note 10 - Commitments

The Company has entered into various grant agreements with not-for-profit organizations to advance the development of ONC201 and ONC202. The Company recognizes grant revenue on these grants as the services are performed. In June 2020, the Company terminated one of the grant agreements. The termination of the grant agreement provides for royalty payments to the not-for-profit organization if the U.S. Food and Drug Administration approves ONC201.

Note 11 - License agreements

PSRF Agreement

In 2012, the Company entered in a license agreement with the Penn State Research Foundation ("PSRF") (the "PSRF Agreement") to license certain technology and intellectual property developed by the Pennsylvania State University. Under the PSRF Agreement, the Company pays an annual license maintenance fee and royalties upon the sale of licensed and sublicensed products, at the rate of 4% of net sales and 10% of all additional sublicensing revenue, as defined. For the years ended December 31, 2020 and 2019, the Company paid $7,258 and $157,000, respectively, which are included in research and development expenses.

Oncoceutics, Inc.

Notes to Financial Statements

December 31, 2020 and 2019

TSRI Agreement

In 2019, the Company entered in a license agreement with The Scripps Research Institute ("TSRI") (the "TSRI Agreement") and paid an upfront nonrefundable license fee of $300,000 which is included in research and development expenses. In September 2020, the Company made a second payment of $300,000 to TSRI which is included in research and development expenses. The TSRI is entitled to receive milestone payments and tiered royalties contingent on certain events, as defined.

Ohara Agreement

In 2019, the Company entered in a license, development and commercialization agreement with Ohara (the "Ohara Agreement"). The Company granted Ohara an exclusive royalty bearing license to develop and commercialize ONC201 in Japan. Under the terms of the Ohara Agreement, the Company received an upfront nonrefundable payment of $2,500,000 and recorded it in licensing revenue when the technology was made available to Ohara. The Company is also entitled to receive up to an additional $2,500,000 in nonrefundable milestone payments, as defined. The Company is entitled to tiered royalties based on the aggregate annual net sales of all products, as defined, in Japan. In 2020, the Company recognized $549,387 of revenue related to certain drug substance and drug products sold to Ohara under the Ohara Agreement.

CR Sanjiu Agreement

In December 2020, the Company entered in a license, development and commercialization agreement with CR Sanjiu ("CR Sanjiu") (the "CR Sanjiu Agreement"). The Company granted CR Sanjiu an exclusive royalty bearing license to develop and commercialize ONC201 in China. Under the terms of the CR Sanjiu Agreement, the Company is entitled to an upfront nonrefundable payment of $10,000,000 which was received in January 2021. The Company is also entitled to receive up to an additional $5,000,000 in nonrefundable milestone payments, as defined. The Company is entitled to tiered royalties based on the aggregate annual net sales of all products, as defined, in China. The Company did not recognize any revenue in 2020 related to the CR Sanjiu Agreement.

Note 12 - Research collaboration

The Company entered in strategic alliance and research collaboration agreements with the University of Texas M.D. Anderson Cancer Center ("MDACC") for ONC201 and ONC212, in 2014 and 2017, respectively, collectively referred to as the "MDACC Collaborations". The clinical trials under the MDACC Collaborations are conducted by MDACC at its facilities. The Company is responsible for manufacturing and supplying ONC201 and ONC212 to MDACC.

The original ONC201 MDACC Collaboration Agreement was terminated in 2020 and the Company entered into a new agreement with MDACC with regard to ONC201 that provides for a success payment to MDACC if ONC201 is approved for leukemia and if the MDACC leukemia study is completed. Under the ONC212 MDACC Collaboration Agreement, MDACC is entitled to receive certain royalty payments in the event of a license of ONC212 based on a percentage of total net license proceeds or a percentage of the total value of the license deal following the completion of the Study as defined in the collaboration agreement. MDACC is also entitled to receive a percentage payment based on total net acquisition proceeds, as defined, generated by any sale of ONC212 or the Company following the IND acceptance and study approval from the MDACC IRB. The Company has the right to buy out these royalty and percentage payments for a period of up to two years after the completion of the clinical trial studies.

Oncoceutics, Inc.

Notes to Financial Statements

December 31, 2020 and 2019

Note 13 - Fair value measurements

The following summarizes the Company's assets and (liabilities) recorded at fair value as of December 31, 2020 and 2019:

		December 31, 2020
	Total	Level 1	Level 2	Level 3
SAFE notes	$(2,504,332)	$-	$-	$(2,504,332)

		December 31, 2019
	Total	Level 1	Level 2	Level 3
Marketable securities	$9,807,753	$-	$9,807,753	$-
SAFE notes	(2,504,332)	-	-	(2,504,332)

As of December 31, 2019, the Company’s marketable securities consist of U.S. Treasury securities.

Fair value is obtained from an independent pricing source that uses a pricing model. As such, the marketable securities are classified as Level 2.

The fair value of the SAFE notes is based on the expected value of shares to be issued in the future to settle the obligations. The SAFE notes were initially recorded at the amount of consideration received in 2019. Management concluded that the fair value of the SAFE notes as of December 31, 2019 had not materially changed from the date of the issuance of the notes. In connection with the Merger on January 7, 2021, (see Note 17), the holders of the SAFE Notes automatically converted into 234,989 shares of Series A-3 and received their full liquidation preference of $2,504,000. As of December 31, 2020, management has concluded that the fair value of the SAFE Notes equals the liquidation preference.

Note 14 - Employee benefit plan

The Company sponsors a 401(k) plan (the "401k Plan") for its employees. Employees are generally eligible to participate in the 401k Plan upon employment. The 401k Plan allows employees to make contributions on a pre-tax and post-tax basis up to the amounts defined by the Internal Revenue Service. The 401k Plan provides for discretionary employer matching contributions and profit sharing contributions. In 2020 and 2019, the Company contributed $77,017 and $79,358, respectively.

Note 15 - Note payable

In May 2020, the Company borrowed $265,000 from Bank of America under the Paycheck Protection Program ("PPP"). The loan was based on 12 months average payroll and allowable expenses under the PPP. The loan bears 1% interest per annum. In December 2020, the full amount of the PPP loan was forgiven and recognized as forgiveness of debt income.

Oncoceutics, Inc.

Notes to Financial Statements

December 31, 2020 and 2019

Note 16 - COVID-19

The Company’s operations have not been materially adversely affected by risks related to the recent outbreak of the novel coronavirus (COVID-19). The ultimate extent of the impact this event may pose to the Company’s business operations, clinical trials and financial condition is highly uncertain and unpredictable, and therefore could materially and adversely affect the Company.

Note 17 - Subsequent events

On January 7, 2021, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with Chimerix, Inc., a Delaware corporation ("Chimerix"). Concurrently with the execution of the Merger Agreement, the Company merged (the "Merger") with and into Ocean Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Chimerix ("Merger Sub") whereupon the separate corporate existence of Merger Sub ceased with the Company continuing as the surviving corporation of the Merger as a wholly-owned subsidiary of Chimerix.

As consideration for the Merger, Chimerix (a) paid an upfront cash payment of approximately $25.0 million, (b) issued an aggregate of 8,723,769 shares of Chimerix’s common stock, (c) issued a promissory note to Fortis Advisors, LLC in its capacity as representative of the security holders of the Company in the principal amount of $14.0 million (the "Seller Note"), to be paid in cash, subject to the terms and conditions of the Merger Agreement and the Seller Note, upon the one year anniversary of the closing of the Merger, and (d) agreed to make contingent payments up to an aggregate of $360.0 million based on the achievement of certain development, regulatory and commercialization events as set forth in the Merger Agreement, as well as additional tiered royalty payments based upon future net sales of ONC201 and ONC206 products, subject to certain reductions as set forth in the Merger Agreement, and a contingent payment in the event Chimerix receives any proceeds from the sale of a rare pediatric disease priority review voucher based on the Company’s products. The closing payment may be adjusted after the closing, pursuant to procedures set forth in the Merger Agreement, in connection with the finalization of the cash, transaction expenses, debt and working capital amounts at closing.

Each "in-the-money" stock option of the Company ("Options") that was outstanding and unexercised immediately prior to the effective time of the Merger (the "Effective Time") became fully vested and exercisable immediately prior to the Effective Time and such Options were automatically "net exercised" immediately prior to the Effective Time with respect to payment of the applicable exercise price and any applicable tax withholding.

The Merger Agreement contains customary representations, warranties and covenants and indemnification provisions. Chimerix has certain diligence obligations with respect to further development and commercialization of the Company’s product candidates.